Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BIOTA ADVANCES RSV PROGRAM WITH COMMENCEMENT OF DOSING IN PHASE 1 TRIAL FOR DIRECT-ACTING ANTIVIRAL BTA585

ATLANTA, GA – August 20, 2015 - Biota Pharmaceuticals, Inc. (NASDAQ: BOTA, “Biota” or the “Company”), a biopharmaceutical company focused on the discovery and development of direct-acting antivirals that address infections that have limited therapeutic options, announced today that it has commenced dosing in a 50-subject, randomized, placebo-controlled, Phase 1 single ascending dose (SAD) trial to evaluate the safety and pharmacokinetics (PK) of BTA585 in healthy volunteers. BTA585, a potent inhibitor of viral entry into cells, is an orally bioavailable compound in clinical development for the treatment of respiratory syncytial virus (RSV) infections in children, the elderly and immunocompromised patients.

“The initiation of this study represents a major milestone for Biota as we continue to build our promising RSV antiviral development program,” remarked Joseph M. Patti, PhD, president and chief executive officer at Biota. “Given today’s limited RSV therapeutic options, both approved and in clinical development, we believe that BTA585 has the potential to reduce the significant morbidity and mortality associated with acute RSV A & B infections in both children and adults.

“In addition to BTA585, we are also advancing our RSV non-fusion inhibitor program and plan to have a lead clinical candidate selected for Investigational New Drug (IND)-enabling studies by mid-2016. Similar to current treatment paradigms for HCV and HIV, we believe that attacking the virus with multiple compounds that exhibit different mechanisms of action could be effective as combination therapy for patients infected with RSV,” continued Dr. Patti.

The Phase 1 SAD trial has five dose level cohorts ranging from 50 mg to 500 mg. In order to evaluate the effect of food on the plasma PK of BTA585, one cohort will initially be dosed fasted then with food. Following a safety assessment of the initial dose level cohorts of the SAD trial, the Company plans to begin dosing in a Phase 1 multiple ascending dose study in the fourth quarter of 2015.

About Biota Pharmaceuticals, Inc.

Biota Pharmaceuticals is focused on the discovery and development of direct-acting antivirals to treat infections that affect a significant number of patients globally. The Company has four product candidates in clinical development that address viral infections that have limited therapeutic options. Vapendavir, an oral treatment for human rhinovirus infections in moderate-to-severe asthmatics, is currently being evaluated in the Company’s ongoing Phase 2b SPIRITUS trial; BTA074, a Phase 2 topical antiviral treatment for genital warts caused by human papillomavirus types 6 & 11; BTA585, an oral fusion (F) protein inhibitor in Phase 1 development for the treatment of RSV-A and RSV-B infections; laninamivir octanoate, a one-time, inhaled treatment in Phase 2 development for influenza A and B infections; and a preclinical stage RSV non-fusion inhibitor program that complements our F-protein inhibitor BTA585. For additional information about the Company, please visit www.biotapharma.com.

Biota Pharmaceuticals, Inc.  ♦  2500 Northwinds Parkway, Suite 100  ♦  Alpharetta, GA 30009  ♦  Tel: (678) 221-3343

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties concerning Biota’s business, operations and financial performance. Any statements that are not of historical facts may be deemed to be forward-looking statements, including; the potential of BTA585 to reduce the morbidity and mortality associated with acute RSV-A and RSV-B infections in children, the elderly, and immunocompromised patients; the timing of the initiation dosing in the Phase 1 multiple ascending dose study for BTA585; the timing of selecting a RSV non-fusion inhibitor for IND-enabling studies; and the efficacy of RSV non-fusion inhibitors in combination with BTA585; and other cautionary statements contained elsewhere in this press release and in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014, as filed with the U.S. Securities and Exchange Commission on September 30, 2014, and the Company’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2014, December 31, 2014, and March 31, 2015 as filed with the U.S. Securities and Exchange Commission on November 7, 2014 and February 6, 2015, and May 8, 2015. There may be events in the future that the Company is unable to predict, or over which it has no control, and the Company’s business, financial condition, results of operations and prospects may change in the future. The Company may not update these forward-looking statements more frequently than quarterly unless it has an obligation under U.S. Federal securities laws to do so.

Biota is a registered trademark of Biota Pharmaceuticals, Inc.

Contacts:

Joseph M. Patti, PhD

President and Chief Executive Officer of Biota

(678) 221-3352

j.patti@biotapharma.com

Sarah McCabe

Stern Investor Relations, Inc.

(212) 362-1200

sarah@sternir.com

Biota Pharmaceuticals, Inc.  ♦  2500 Northwinds Parkway, Suite 100  ♦  Alpharetta, GA 30009  ♦  Tel: (678) 221-3343